EXHIBIT 4.17

                                                               EXECUTION VERSION




NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

No. _______

                         ORDINARY SHARE PURCHASE WARRANT

                 To Purchase [              ] Ordinary Shares of

                                  ATTUNITY LTD.

     THIS ORDINARY SHARE PURCHASE WARRANT (this "Warrant") CERTIFIES that, for value received, [ ]the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time or from time to time on or after the date of issuance of this Warrant (such date, the "Initial Exercise Date") and on or prior to 5:00 p.m., New York time, on the third anniversary of the Closing Date, i.e., on January 23, 2008 (the "Termination Date") but not thereafter, to subscribe for and purchase from Attunity Ltd., a company incorporated in the State of Israel (the "Company"), up to 102,615 (the "Warrant Shares") Ordinary Shares, par value NIS 0.10 per share, of the Company (the "Ordinary Shares"). The purchase price of one Ordinary Share (the "Exercise Price") under this Warrant shall be $2.75, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of January 24, 2005, among the Company and the purchasers signatory thereto.

     1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment



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Form annexed hereto properly  endorsed.  The transferee shall, as a condition to such transfer, sign and deliver to the Company an investment letter in form and substance reasonably satisfactory to the Company.

     2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable and free from all Liens imposed by the Company other than taxes in respect of any transfer occurring contemporaneously with such issue and restrictions arising under applicable securities laws.

     3. Exercise of Warrant.

          (a) Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by surrender of this Warrant and delivery of a fully completed and duly executed copy of the Notice of Exercise Form annexed hereto to the Company at its principal office (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) along with payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. Certificates for Warrant Shares purchased hereunder shall be delivered to the Holder within seven (7) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above ("Warrant Share Delivery Date"). This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Notice of Exercise Form, this Warrant and the aggregate Exercise Price is delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the seventh (7th) Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise upon written notice to the Company; provided such notice was delivered to the Company prior to the Company's cure of such untimely performance. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the seventh (7th) Trading Day after the Warrant Share Delivery Date, and if after such day the Holder is required by its broker to purchase in a bona fide open market transaction shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay to the Holder the amount by which (x) the Holder's total purchase price (including customary brokerage commissions, if any) for the Ordinary Shares so purchased exceeds
     (y) the amount obtained by multiplying (A) the

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     number of Warrant  Shares that the  Company was  required to deliver to the
     Holder in connection with the exercise at issue, times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder; provided that for any such payment, the Company may pay it solely in the form of Ordinary Shares, the number of which shall be determined by dividing (x) the amount to be paid pursuant to this Section by (y) the Closing Price of an Ordinary Share on the payment date. For example, if the Holder purchases in a Buy-In Ordinary Shares having a total purchase price of $11,000 to cover the sale of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000 (or the number of Ordinary Shares equal to $1,000 divided by the Closing Price of an Ordinary Share on the payment date). The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the
     Buy-In,   together  with  applicable   confirmations   and  other  evidence
     reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.

          (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

          (c) If at any time after one year from the Initial Exercise Date there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder (other than due to (i) the lapse of the Effectiveness Period (as defined in the Registration Rights Agreement) or
     (ii) a temporary suspension of not more than five (5) Trading Days), this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

               (A) = the Closing Price on the Trading Day immediately preceding the date of such election;

               (B) = the Exercise Price of this Warrant, as adjusted as of the date of such election; and

               (X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

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          (d)  Notwithstanding  anything to the contrary set forth in subsection
     (c) above, the Holder may not utilize the "cashless exercise" method of payment of the Exercise Price if, on the date of exercise hereof, a Registration Statement for the resale of the Warrant Shares has been filed and declared effective and maintained effective for at least fifteen (15) calendar days in the aggregate, but thereafter has ceased to be effective for a period of time which is not more than either (x) twenty-five (25) Trading Days in the aggregate during the year (defined as a period of 365 days commencing on the date a Registration Statement is first effective) in which such date of exercise occurs or (y) fifteen (15) consecutive Trading Days immediately prior to such date of exercise.

     4.  No  Fractional   Shares  or  Scrip.  No  fractional   shares  or  scrip
representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

     5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. Notwithstanding anything to the contrary hereunder, the Holder shall be responsible for income and gift taxes due under federal, state or other law, if any such tax is due.

     6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

     7. Transfer, Division and Combination.

          (a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof and to the provisions of
     Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto fully completed and duly executed by the Holder and the assignee (or their respective agent or attorney) and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

          (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

          (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

          (e) If, at the time of the surrender of this Warrant or the Warrant Shares in connection with any transfer of this Warrant or the Warrant Shares, as applicable, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or Warrant Shares, as the case may be, furnish to the Company an executed copy of the Assignment Form attached hereto and a written opinion of counsel (which opinion shall be reasonably acceptable to the Company as to form, substance and scope) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.



     8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof and the payment of the Exercise Price in accordance with the terms hereof (or exercise via cashless exercise).

     9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of an indemnity agreement or security reasonably satisfactory to it in form and amount, or, if mutilated, upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

     10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     11. Adjustments of Exercise Price and Number of Warrant Shares; Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (a) pay a dividend in Ordinary Shares or Ordinary Shares Equivalents or make a distribution in Ordinary Shares or Ordinary Shares Equivalents to holders of its outstanding Ordinary Shares, (b) subdivide its outstanding Ordinary Shares into a greater number of shares, (c) combine its outstanding Ordinary Shares into a smaller number of Ordinary Shares, or (d) issue any shares of its capital stock in a reclassification of the Ordinary Shares, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately thereafter. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Ordinary Shares of the Company not covered by
Section 11 hereof), or sell, transfer or otherwise dispose of its assets or business that generated at least 50% of the revenues of the Company, on a consolidated basis, immediately prior to such sale or disposition, to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Ordinary Shares of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a

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Holder of the number of Ordinary  Shares for which this  Warrant is  exercisable
immediately   prior  to  such  event.  In  case  of  any  such   reorganization,
reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which
is  not  subject  to  redemption   and  shall  also  include  any  evidences  of
indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of
this  Section  12  shall   similarly   apply  to   successive   reorganizations,
reclassifications, mergers, consolidations or disposition of assets.

     13. Automatic Conversion; Call Provision.

               (a) If as of the Termination Date, this Warrant has not been fully exercised, then as of such date this Warrant shall be automatically converted, in full, as a "cashless exercise" in accordance with Section 1(a) above, without any action or notice by the Registered Holder.

               (b) Notwithstanding anything to the contrary hereunder, in the event that the Closing Price of the Ordinary Shares exceeds $4.70 (appropriately adjusted for any stock split, recerese stock split, stock dividend or other reclassification or combination of the Ordinary Shares occurring after the date hereof) for twenty (20) consecutive Trading Days, then the Company shall thereafter have the right, upon prior written notice to the Holder (or transferee(s) thereof), to demand the exercise of all, but not less than all, of the then outstanding Warrants in accordance with the terms hereunder. If the Holder (or transferee(s) thereof) does not exercise all of the Warrants within thirty (30) Trading Days following the Company's notice (the "Notice Period"), which exercise may be at any time and from time to time during the Notice Period, then any outstanding Warrants not exercised prior to the end of the Notice Period shall become void and canceled, without the requirement of any further action by the Holder or the Company (including surrender of the Warrants).

     14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

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     15. Notice of Corporate Action. If at any time:

               (a) the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the assets of the Company to, another corporation or,

               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder at least seven (7) days' prior written notice of (i) a record date that was fixed for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up the date when the same shall or is expected to take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Ordinary Shares shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is expected to take place and the time, if any such time is to be fixed, as of which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

     16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Ordinary Shares may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or

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any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such termsand in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value(b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     17. Miscellaneous.

               (a) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be
          determined  in  accordance   with  the   provisions  of  the  Purchase
          Agreement.

               (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by securities laws. The Holder acknowledges by acceptance of the Warrant that (a) it has acquired this Warrant for investment and not with a view to distribution; (b) it has the capacity to protect its own interests in connection with the transaction; and (c) it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

               (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder or the Company shall operate as a waiver of such right or otherwise prejudice Holder's or Company's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees and expenses, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

               (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

               (e)  Limitation of  Liability.  No provision  hereof  (except for
          Section 13), in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

               (f) Remedies. Each of the Holder and the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (g) Successors and Assigns. Subject to applicable securities laws and Section 7 hereof, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

               (h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

               (i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

               (j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                              ********************

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: January 24, 2005
                                            ATTUNITY LTD.


                                            By:   /s/Aki Ratner  /s/Ofer Segev
                                               -------------------------------
                                               Name: Aki Ratner     Ofer Segev
                                               Title:   CEO           CFO

                               NOTICE OF EXERCISE

To:     Attunity Ltd.

     (1) The undersigned, (the holder of the attached Warrant) hereby irrevocably elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any, in the aggregate amount of $_________.

     (2)  Payment is in the form of (check applicable box):

          [ ] in lawful money of the United States; or

          [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(c). [Note: You may check this box only if you are entitled to "cashless exercise" in accordance with the terms of the Warrant]

     (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

          -------------------------------

The Warrant Shares shall be delivered to the following address:

          -------------------------------

          -------------------------------

          -------------------------------

     (4) The undersigned hereby confirms the representations and warranties set forth in Section 3.2 of that certain Securities Purchase Agreement dated as of January __, 2005.

     [ ] (check if applicable): Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

                                         [PURCHASER]


                                         By: ______________________________
                                             Name:
                                             Title:

                                         Dated: ________________________

                                         Federal Tax ID or Social Security No.:
                                         _________________

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, ______________________ (the "Assignor") hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of Ordinary Shares of Attunity Ltd. (the "Company") covered thereby set forth below, to the following "Assignee" and, in connection with such transfer, represents and warrants to the Company that the transfer is otherwise in compliance with Section 7(e) of the Warrant:




Name of Assignee and Federal Tax     Address & Fax Number          No. of Shares
--------------------------------     --------------------          -------------
ID or Social Security No.
-------------------------

--------------------------------     --------------------          -------------

--------------------------------     --------------------          -------------




Dated:_________________________           Signature:

                                          _________________________

                                          Witness:

                                          _________________________





                            ASSIGNEE ACKNOWLEDGEMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof.

                                            By:
                                               ---------------------------------

                                            Its:
                                                --------------------------------

                                            Address:
                                                    ----------------------------

                                                    ----------------------------

                                            Fax:
                                            ---     ----------------------------
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.